EXHIBIT 10.23

                        CONFIDENTIAL SETTLEMENT, RELEASE
                          AND NON-DISCLOSURE AGREEMENT

       THIS SETTLEMENT, RELEASE AND NON-DISCLOSURE AGREEMENT (hereinafter referred to as the "Agreement"), is made and entered into by and among Marianne
H. LePera hereinafter referred to as "LePera") and Neomedia. Technologies, Inc. (hereinafter referred to as "Neomedia").

       In consideration of the mutual covenants and promises set forth below and other good and valuable consideration, it is agreed as follows:

       1. This Agreement shall not in any way be construed as an admission by NEOMEDIA of any unlawful or wrongful acts whatsoever against LePera in connection with this case.

       2. Within three (3) days after execution of this Agreement by both parties and payment of the initial settlement funds as set forth in Paragraph 3(a) below, LePera will dismiss with prejudice Civil Action No. 2:02-CV-203-FtM-29DNFN with all parties to bear their own fees and costs, and shall ask that the Court retain jurisdiction to enforce the settlement. LePera agrees to take all further steps and to execute any other documents which may be necessary to dismiss promptly such action(s).

           a. Within three (3) days after Neomedia receives the original of this Agreement executed by LePera, Neomedia will deliver to counsel for LePera, one check payable to Greene & Tischler, P.A. Trust Account in the amount of $7,500.00. Neomedia shall report this payment on an IRS form 1099. LePera is responsible for the payment of all taxes, if any, due on this amount and hereby indemnifies and holds Neomedia harmless from all liability including but not limited to assessments, fees, costs, penalties, or fines relating to the failure to withhold and/or pay taxes on this amount.

           b. Neomedia shall pay LePera the gross sum of $82,500.00 in equal semimonthly installments over a ten (10) month period by electronic payroll transmittal. Payments will be made on Neomedia's normal payroll schedule with usual payroll deductions, withholdings and contributions made and with the payments reported on an IRS Form W-2. These payments shall commence November 1, 2002 provided that this Agreement is executed at least ten (10) days before then, failing which, the payments shall start on the next payroll date which is at least ten (10) days from the date of execution.



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


           c. Payment of medical expenses by December 1, 2002, for those expenses incurred through the date Ms. LePera was covered under COBRA with a hold harmless agreement and assumption of defense for all collections actions against LePera after December 1, 2002 based on these expenses. Furthermore upon settlement, Neomedia will send certified letters to the medical providers of its intent to make payment by December 1, 2002, and that Neomedia will send copies of the certified letters and return receipts to Ms. LePera by October 15,2002.

           d. Conditioned upon LePera's execution of the consulting agreement (attached as Exhibit 1), LePera shall be granted 250,000 stock options upon execution of the Option Agreement attached as Exhibit A.

       4. LePera represents that she has not filed any complaints or charges against Neomedia, its direct or indirect subsidiaries, parent, or related corporate entities, successors and assigns, employees, officers, directors, agents and/or shareholders, other than Civil Action No. 2:02-CV-203-FtM-29-DNFN currently pending in the United States District Court for the Middle District of Florida, with any local, state or federal court, agency, or board based on events occurring prior to and including the date of execution of this Agreement.

       5. LePera agrees that, except for her consulting assignment reflected in Exhibit A, she is waiving all rights to employment or re-employment as an employee, temporary employee, independent contractor, consultant, or in any other capacity with NEOMEDIA, its past and present direct or indirect subsidiaries, its parent and related corporate entities.

       6. LePera and her heirs, legal representatives, agents, successors in interest and assigns, hereby irrevocably and unconditionally release, acquit, forever discharge and agree not to sue Neomedia, its past and present direct or indirect subsidiaries, parent, and related corporate entities, past and present employees, officers, shareholders, directors, plan administrators and fiduciaries from any and all charges, claims, actions, causes of action, rights, demands, debts, obligations, damages or accounting of whatever nature including, but not limited to claims under the Age Discrimination in Employment Act, The Florida Civil Rights Act, Title VII, The Employee Retirement Income Security Act, The Americans With Disabilities Act, the Family and Medical Leave Act, and all other Federal, State, local, common law or employment related laws which she has or may have based on any events or state of facts, known or unknown, occurring prior to and including the date of the execution of this Agreement.


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       7. Neomedia hereby  irrevocably and  unconditionally  releases,  acquits, forever discharges and agrees not to sue LePera from any and all charges, claims, actions, causes of action, rights, demands, debts, obligations, damages or accountings which it has or may have based on any events or state of facts, known or unknown, occurring prior to and including the date of execution of this Agreement.

       8. LePera agrees that the terms of this Agreement are to remain confidential and that she and those acting on her behalf have not disclosed, nor will she or they disclose the terms of this Agreement except 1) as required by law, 2) as necessary to secure advice from legal or tax advisors and 3) to immediate family members who agree to maintain the confidentiality of this Agreement. If asked about this matter, LePera may respond only that "the matter has been resolved" without further comment. In the event of breach of this provision of the Agreement LePera agrees that Neomedia shall be entitled to all available relief in law or equity including injunctive relief and damages in the amount of $7,500.00 per breach.

       9. The parties stipulate that in the event Neomedia breaches its obligations in paragraph 3(b) of this Agreement by failing to make any payment due within three (3) business days of its due date, then upon application by Plaintiff, judgment shall be entered against Neomedia in the amount outstanding at the time of breach plus an additional 10%. Further, Neomedia shall pay reasonable attorneys fees and costs for collection and enforcement, in the event of default in an amount not to exceed $10,000.

       10. The parties to this Agreement represent and agree that they have carefully read and fully understand all the provisions of this Agreement, and that they are voluntarily entering into this Agreement.

       11. All parties hereto affirm that, prior to the execution of this Agreement, they have consulted with their attorneys concerning the terms and conditions set forth herein.

       12. This Agreement constitutes the final and binding Agreement among the parties and may not be supplemented or changed without the written consent of both parties. All prior representations regarding this Agreement are hereby expressly disclaimed by both parties.

       13. Any signatory to this Release personally represents that he/she has the authority to do so.

       14. Should any provision of this Agreement be declared or determined by any Court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part,


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term or provision shall be deemed not to be part of this  Settlement  Agreement,
Release and Non-Disclosure Agreement.



DATED:November 7, 2002              MARIANNE LEPERA: /s/ Marianne LePera
                                                     ---------------------------

DATED:November 7, 2002              Printed Name: /s/Charles T. Jensen
                                                  ------------------------------
                                                  On behalf of Defendant
                                                  Neomedia Technologies, Inc.